UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2006

SOM RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-126490

(Commission File Number)

47-0950123

(IRS Employer Identification No.)

1600 Broadway, Suite 2400, Denver, CO 80202

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (303) 542-1906

175 Optimist Park Drive, London, Ontario N6K 4M2 Canada

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 15, 2006, Johannes T. Petersen joined our company, becoming our President, Treasurer, Secretary and a member of our Board of Directors.

On May 15, 2006, Eric Plexman and Gary Fife resigned their positions as officers and directors of our company.

Mr. Petersen holds a BSc in Economics from Universidad del Pacifico (Peru) and an MBA degree from the London Business School (UK). He brings with him experience gained from multiple managerial and directorship positions within diverse private and public companies. Since completing his business school studies, Mr. Petersen gained business development and business planning experience with an emphasis in the resources industry. He has worked in business planning for diamond, gold and oil & gas exploration projects and has also covered several functions within the financial services industry, ranging from fixed income to currency trading.

Mr. Petersen currently sits on the board of directors of Tiger Oil & Gas Corporation Ltd, a private UK company of which he was a founder, Century Petroleum Corp., a private U.S. company of which he was a founder, Hainan Mining Corporation Ltd., a private UK company of which he was a founder and Dragon Gold Resources Inc. a U.S. public company listed on the OTC BB of which he is also CEO.

Mr. Petersen formerly worked in Lima, Peru for: Peru Scan Trading, Credibolsa SAB, Banco de Credito del Peru and CONASEV (Peruvian equivalent of the SEC).

There have been and are no transactions between us and Mr. Petersen other than his appointment as our an officer and director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOM RESOURCES INC.

/s/ Johannes T. Petersen

Johannes T. Petersen

President

Date: May 19, 2006